EXHIBIT 4.1

NUMBER                                                                  SHARES

                                                                        CUSIP

                      INCORPORATED IN THE STATE OF DELAWARE

                               VENTUREDRIVE, INC.

                                  COMMON STOCK



THIS CERTIFIES THAT:




is owner of

         FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001
PAR VALUE EACH OF
                               VENTUREDRIVE, INC.
transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

         SECRETARY                          SEAL                       PRESIDENT


                                                                  COUNTERSIGNED:

                                                   OLDE MONMOUTH STOCK TRANSFER
                                                            77 MEMORIAL PARKWAY
                                           ATLANTIC HIGHLANDS, NEW JERSEY 07716
                                                                 TRANSFER AGENT